Exhibit 99.1
Banc One Credit Card Master Trust

Excess Spread Analysis—November 2002

Series	1996-A*
Deal Size	$500 MM
Expected Maturity	4/15/2003

Yield	11.19%
Less: Coupon	1.66%
Servicing Fee	1.36%
Net Credit Losses	3.63%
Excess Spread:
November-02	4.54%
October-02	5.60%
September-02	6.82%
Three Month Average Excess Spread	5.65%

Delinquency:
30 to 59 Days	1.84%
60 to 89 Days	1.27%
90+ Days	2.39%
Total	5.50%

Payment Rate	11.61%

*	Yield, Net Credit Losses, and Excess Spread are skewed downward due to the calculation methodology during the accumulation period.